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                                                                Exhibit 10.19


                               FIFTH AMENDMENT TO
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         THIS FIFTH AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into this 16th Day of December, 1998, by and between ROSS STORES, INC. (the "Company") and NORMAN A. FERBER (the "Executive").

         A. The Company and the Executive have previously entered into an Amended and Restated Employment Agreement as of June 1, 1995, which has subsequently been amended on July 29, 1996, March 20, 1997, April 15, 1997, and November 20, 1997 (as amended, the "Agreement").

         B. It is now the intention of the Company and the Executive to further amend the Agreement.

              Accordingly, the Company and the Executive hereby agree as follows:

              A. Paragraph 2 of the Agreement is hereby amended to provide that the Executive shall continue to serve as Chairman of the Board of the Company at the will of the Board through January 31, 2000.

              B. Paragraph 3 of the Agreement is hereby amended to provide that the Executive shall continue to be retained as a consultant by the Company through January 31, 2000, which date shall be the "Consultancy Termination Date."

              C. Paragraph 5(a) of the Agreement is hereby amended to provide that the Executive shall be paid a consulting fee of $83,333.33 per month for his services as a consultant through January 31, 2000. Notwithstanding the provisions of Paragraph 5(b) of the Agreement, the Executive shall not be entitled to any bonus for performance during the period from February 1, 1998 through January 31, 1999 or the period from February 1, 1999 through January 31, 2000, but shall continue to be entitled to all other benefits and payments provided in the Agreement.

              D. Paragraph 5(d)(i) of the Agreement is hereby amended to delete the words "or the date of his 65th birthday, whichever occurs first," at the beginning of the first sentence thereof.

              E. Paragraph 5(d)(iv) of the Agreement is hereby amended to read in its entirety as follows:

                   "Until his death, the Executive shall be reimbursed by the Company, or any successor to the Company, on an annual basis for any estate planning fees or expenses actually incurred by the Executive, up to a maximum annual reimbursement equal to that provided to the chief executive officer of the Company, or any successor to the Company, but in no event less than $5,000."


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              F. Paragraph 5(e) of the Agreement is hereby amended to change
"the summer of 1998" in the last sentence thereof to "the summer of 1999."

              G. Except as amended by this Amendment, the Agreement as amended shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Fifth Amendment to the Amended and Restated Employment Agreement as of the date and year first above written.


         ROSS STORES, INC.                  EXECUTIVE

         By:
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